Dividend Builder Portfolio
Material changes to the investment policies of the Portfolio are described in one or more supplements to the summary prospectus and the prospectus, of Eaton
Vance Income Fund of Boston Fund (which invests in the Portfolio) filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.